Exhibit 5.1

                                                                     May 3, 2004

The Board of Directors
AFLAC Incorporated
1932 Wynnton Road
Columbus, Georgia 31999

Ladies and Gentlemen:

     As General Counsel of AFLAC Incorporated, a Georgia corporation (the "Company"), I have represented the Company in connection with the preparation of a Registration Statement on Form S-8, which is being filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement") relating to the registration and issuance by the Company of an aggregate of up to 25,000,000 shares (the "Shares") of the common stock, par value $0.10 per share (the "Common Stock"), of the Company pursuant to the 2004 AFLAC Long-Term Incentive Plan (the "Plan").

     This opinion is delivered in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

     In connection with this opinion, I am familiar with the corporate proceedings taken by the Company in connection with the authorization of the Plan, and have made such other examinations of law and fact as considered necessary in order to form a basis for the opinion hereafter expressed.

     I am admitted to the bar in the State of Georgia, and I do not express any opinion with respect to the law of any other jurisdiction. The opinion expressed herein is based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

     Based upon and subject to the foregoing, I am of the opinion that when certificates representing the Shares have been delivered and paid for in accordance with the terms and conditions of the Plan, the issuance and sale of the Shares will have been duly authorized and, subject to any restrictions imposed by the Plan, the Shares will be validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement.


                               Very truly yours,

                               /s/ Joey M. Loudermilk

                               Joey M. Loudermilk